Exhibit 99.1

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[LOGO]

Investor Presentation

(AMEX: IED)

May 20, 2004

Investor Overview

Industry:	Investor Education Services

Founded:	1983

LTM* Revenues	$83 million

No. of Employees:	334

Cash:	$15M+

Debt:	$0

Market Capitalization:	$100 million

Enterprise Value/LTM* Revenue:	1.0x

* Last Twelve Months

Company Overview

Mission

To empower individual investors to achieve their unfulfilled financial goals by using the INVESTools Method, establishing it as the most widely recognized, adopted and endorsed approach to investor education

INVESTools MethodTM

A unique integration of a disciplined investing process, web-based tools, personalized instruction and support, all designed to ensure alumni success

•    INVESTools has over 105,000 graduates; and

•    Approximately 39,000 paying subscribers to its website

Potential Student Market Size

53 million households own equities

32 million households do not rely on brokers for primary advice

10 million households actively seek out investment information

Minimum INVESTools Market Size of 10 Million Households

Source: ICI/SIA – Equity Ownership in America, 2002

INVESTools Student Demographic

•	80% Male 20% Female	[GRAPHIC]

•	Average Income ~$85K

•	32% have incomes >$100K

•	Average Age ~55 years old

•	62% are Professional/Technical

•	84% are married

•	53% have lived in their homes for over 10 years

Student Life Cycle is 12 Months and Growing

[CHART]

Current Product Offerings

•	Instructor-led workshops	[GRAPHIC]

•	Workbooks and training manuals

•	DVD home-study courses

•	One-on-One personal coaching

•	InvestorToolbox subscriptions

• 65% first-time renewal rate

•	Continuing education products

Marketing Channels Designed to Reach Diverse Students

•	BusinessWeek:		[LOGO]
	•	Launched Q4 2001
	•	Since inception approximately 22,000 graduates
•	CNBC University:		[LOGO]
	•	Launched May 2002
	•	Since inception approximately 11,000 graduates
•	Get Motivated Seminars (Peter Lowe):		[LOGO]
	•	Launched in 1999
	•	Since inception approximately 24,500 graduates
•	Money in Training:		[LOGO]
	•	Launched in 1999
	•	Since inception approximately 14,000 graduates
•	INVESTools:		[LOGO]
	•	Since inception approximately 33,500 graduates

Our Scale is Unsurpassed in the Investor Education Industry

Number of Graduates

[CHART]

Revenue Growth

Annual Revenue

[CHART]

Quarterly Revenue

[CHART]

Focus on Recurring Revenue –1Q 04 Revenue

Moving Focus to Higher Margin Business

[CHART]

Acquisition Sales	Fulfillment Sales	Retention Sales
Workshops	Coaching	Home Studies
	Advanced Programs	Coaching
Web Subscription Renewals

* Includes $5.3 million of costs associated with previews.

Focus on Recurring Revenue

Shift to More Stable and Recurring Revenue Streams

[CHART]

Acquisition Sales	Fulfillment Sales	Retention Sales
Workshops	Coaching	Home Studies
	Advanced Programs	Coaching
Web Subscription Renewals

Aggregate Website Subscribers by Quarter

[CHART]

Selected Quarterly Financial Data

($ in millions)

	2001	2002	2003	1Q ‘03	1Q ‘04(a)
Total Product Sales Before Deferred Revenue	$53.9	$57.3	$77.2	$14.6	$26.5
Deferred Revenue	(1.2)	(1.2)	(3.8)	(0.7)	(3.5)
Consolidated Revenue	$52.7	$56.1	$73.4	$13.9	$23.0

Cost of Revenues	(22.8)	(25.4)	(41.2)	(7.4)	(13.2)
Selling Expenses	(18.4)	(17.5)	(18.5)	(4.2)	(5.1)
Contribution Margin	$11.5	$13.2	$13.7	$2.3	$4.7
% Margin	21.8%	23.6%	18.7%	16.5%	20.4%

G & A Expenses	(13.0)	(14.8)	(13.7)	(3.2)	(4.8)
% Margin	-24.6%	-26.4%	-18.7%	-23.0%	-20.9%
Operating Income	$(1.5)	$(1.6)	$0.0	$(0.9)	$(0.1)
% Margin	-2.8%	-2.9%	0.0%	-6.5%	-0.4%

Net Income (Loss) from Continuing Operations	$(8.0)	$(1.5)	$(1.5)	$(0.9)	$(0.2)

EPS from Continuing Operations	$(0.25)	$(0.03)	$(0.03)	$(0.02)	$(0.00)

Balance Sheet / Other Items:
Cash Flow From Continuing Operations(b)	$3.2	$(0.1)	$4.4	$0.1	$3.5
Cash and Marketable Securities Balance	$5.9	$5.2	$12.3	$7.6	$15.6
Deferred Revenue Balance	$3.6	$4.8	$8.6	$5.6	$12.2

(a)                     By deferring commissions and revenue share associated with deferred revenue, contribution margin and operating income for 1Q ‘04 would have been approximately $7.3 million and $2.2 million, respectively.

(b)                     Excludes cash from tax refunds of $0.6 million, $3.6 million and $2.4 million in 2002, 2003 and 1Q ‘03 respectively.

Investment Highlights

•    Favorable Market Trends and Demographics

•    Scaleable Model with Recurring Revenue

•    Ability to Significantly Improve Profitability

•    Extensive Strategic Growth Opportunities

•    Positive Financial Momentum